CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

As an independent Certified Public Accountant, I hereby consent to the inclusion of my audit report dated April 20, 2009, concerning the financial statements of Berita Capital Corporation in a filing of that company on Form S-1 Amendment No. 1, for the period May 14, 2008 (Date of Inception) to February 28, 2009. I hereby also consent to being named under the caption “Experts” in the Form S-1 Amendment No. 1.

/s/ Robert G. Jeffrey

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Robert G. Jeffrey

Wayne, New Jersey 07470

October 21, 2009

BERITA CONSENT/HD